UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 24, 2012

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

__________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a)  On December 24, 2012, Image Sensing Systems, Inc. (the “Company”) entered into a modification agreement (the “Fifth Modification Agreement”) with Associated Bank, National Association (“Associated Bank”), under which the Company and Associated Bank amended the Loan Agreement (the “Original Loan Agreement”) dated May 1, 2008 by and between the Company and Associated Bank.  The Original Loan Agreement was amended on December 28, 2009, May 3, 2010, December 22, 2011, and again on December 24, 2012 (such amendments being referred to as the “Modification Agreements”).   Under the Original Loan Agreement, together with Modification Agreements, Associated Bank agreed to provide to the Company with a line of credit of up to $5,000,000 (the “Line of Credit”) and a term loan of up to $4,000,000 (the “Term Loan”). The Company currently has no borrowings outstanding under the Line of Credit or the Term Loan.

Under the Fifth Modification Agreement, the Line of Credit to the Company has been amended to mature May 31, 2014.  Prior to entering into the Fifth Modification Agreement, the Line of Credit was to mature May 1, 2013.  The remaining provisions of the Line of Credit and the Term Loan remain unchanged. In particular, any outstanding principal amounts under the Line of Credit continue to bear interest at an annual rate equal to the greater of (a) 3.5% or (b) LIBOR plus 2.75%, as reset from time to time as provided in the Modification Agreements.

A copy of the Fifth Modification Agreement is filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(b)	Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

10.1 Fifth Modification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: December 27, 2012
	By	/s/ Gregrory R. L. Smith
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

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Exhibit Index

Exhibit No.

10.1    Fifth Modification Agreement.

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